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                                                                    Exhibit 23.4

                           CONSENT OF DIRECTOR NOMINEE

         The undersigned hereby consents to serve as a director of Watson Wyatt & Company Holdings, a Delaware corporation, (the "Company") subject to her election by the stockholders of the Company and to the inclusion of her as a nominee for director of the Company in any proxy statement or registration statement filed and/or distributed by or on behalf of the Company.

Dated:  September 13, 2000

                                                   /s/  Elizabeth M. Caflisch
                                                   ----------------------------
                                                   Name: Elizabeth M. Caflisch